FIGS Releases Third Quarter 2025 Financial Results

Exceeded Expectations on Both Top and Bottom Lines
Grew Net Revenues 8.2%, Strongest Quarterly Growth Rate in Two Years
Achieved Net Income Margin of 5.8% and Adjusted EBITDA Margin of 12.4%
Increasing Full Year 2025 Outlook
SANTA MONICA, Calif., November 6, 2025 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its third quarter 2025 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.

Third Quarter 2025 Financial Highlights

•Net revenues were $151.7 million, an increase of 8.2% year over year, primarily due to an increase in orders from new and existing customers and higher average order value (“AOV”).(1)
•Scrubwear net revenues were $127.0 million, an increase of 8.4% year over year.
•Non-scrubwear net revenues were $24.6 million, an increase of 7.2% year over year.
•U.S. net revenues were $127.3 million, an increase of 7.5% year over year.
•International net revenues were $24.3 million, an increase of 11.7% year over year.
•Gross margin was 69.9%, an increase of 280 basis points year over year, primarily due to a lower mix of promotional sales, improved return rates and processing, lower duty rates, and reduced freight expenses, partially offset by higher tariffs.
•Operating expenses were $96.4 million, a decrease of 6.1% year over year. As a percentage of net revenues, operating expenses decreased to 63.6% from 73.2% in the same period last year, primarily due to lower fulfillment expenses, higher brand marketing expenses last year in conjunction with our Olympics campaign, and lower stock-based compensation expense.
•Net income was $8.7 million, or $0.05 in diluted earnings per share, compared to net income (loss) of $(1.7) million, or $(0.01) in diluted earnings (loss) per share, in the same period last year.
•Net income (loss) margin(2) was 5.8%, as compared to (1.2)% in the same period last year.
•Adjusted EBITDA(3) was $18.9 million, an increase of $14.1 million year over year.
•Adjusted EBITDA margin(2)(3) was 12.4%, as compared to 3.4% in the same period last year.

Key Operating Metrics

•Active customers(1) as of September 30, 2025 increased 4.0% year over year to 2.8 million.
•Net revenues per active customer(1) were $209, an increase of 2.0% year over year.
•AOV(1) was $114, an increase of 5.6% year over year, primarily driven by higher average unit retail due to product mix and a higher rate of full-priced sales.

“FIGS’ third quarter was highlighted by top and bottom line results that exceeded our internal expectations, including the strongest revenue growth over the past two years,” said Trina Spear, Chief Executive Officer and Co-Founder. “Our diligent work this year to support our community with a great product assortment and impactful brand moments has been instrumental in driving momentum across scrubwear, our U.S. business, and our business-as-usual selling days. Each of these is a key foundational area of our business and a great indicator of our brand health. We are the clear leaders in the space and believe our actions will compound the fundamental drivers of this healthy business over the long term.”

Full Year 2025 Financial Outlook

Net Revenues growth vs. 2024	up ~7.0%

Adjusted EBITDA Margin(2)(4)	~10.3%

Sarah Oughtred, Chief Financial Officer, commented, “Our year-to-date performance shows we are executing strongly against plan and driving improved consistency across the business. Along with growing confidence in our fourth quarter positioning, we are meaningfully increasing our expectations with full year net revenues now expected to increase approximately 7.0% and adjusted EBITDA margin now expected above the high end of our original outlook despite tariff headwinds. With improving profitability and ample balance sheet flexibility, we believe we are positioned to remain on offense and drive the sustainable growth story we see ahead.”

(1) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(2) “Net income (loss) margin” and “adjusted EBITDA margin” are calculated by dividing net income (loss) and adjusted EBITDA by net revenues, respectively.
(3) “Adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-646-844-6383 (International) and the conference ID 048273. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on November 13, 2025. To access the replay, please dial 1-866-813-9403 (US) or 1-929-458-6194 (International) and the conference ID 438713. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.

Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “adjusted EBITDA” as net income (loss) adjusted to exclude: other income, net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in)

provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of September 30, 2025 and 2024, respectively, net revenues per active customer as of September 30, 2025 and 2024, respectively, and average order value for the three and nine months ended September 30, 2025 and 2024, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals both in the U.S. and internationally. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s belief that its actions will compound the fundamental drivers of the business over the long term; the Company’s growing confidence in its fourth quarter positioning; the Company’s belief that it is positioned to drive sustainable growth; and the information under the section titled “Full Year 2025 Financial Outlook,” such as the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2025; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s fulfillment operations; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the impact of global trade policy on the Company’s ability to source and distribute its products; the fluctuating costs of raw materials; the Company’s ability to execute on its B2B growth strategy; the Company’s ability to execute on its retail growth strategy; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data, or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	September 30, 2025	December 31, 2024
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$46,454	$85,645
Short-term investments	195,072	159,469
Accounts receivable	12,218	8,625
Inventory, net	151,233	115,759
Prepaid expenses and other current assets	13,041	13,268
Total current assets	418,018	382,766
Non-current assets
Property and equipment, net	33,565	35,274
Operating lease right-of-use assets	50,689	50,497
Deferred tax assets	13,098	11,643
Investment in equity securities	27,735	27,534
Other assets	1,633	2,073
Total non-current assets	126,720	127,021
Total assets	$544,738	$509,787
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,345	$9,401
Operating lease liabilities	9,448	10,596
Accrued expenses	34,189	42,316
Accrued compensation and benefits	12,404	5,689
Sales tax payable	3,730	3,705
Gift card liability	10,018	9,604
Deferred revenue	8,308	4,612
Returns reserve	3,217	3,873
Income tax payable	—	346
Total current liabilities	86,659	90,142
Non-current liabilities
Operating lease liabilities, non-current	44,667	42,430
Other non-current liabilities	83	83
Total liabilities	131,409	132,655
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 155,873,752 and 154,003,352 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	15	15
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 8,283,641 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of September 30, 2025 and December 31, 2024; zero shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	332,935	312,622
Accumulated other comprehensive income	162	21
Retained earnings	80,217	64,474
Total stockholders’ equity	413,329	377,132
Total liabilities and stockholders’ equity	$544,738	$509,787

FIGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net revenues	$151,661	$140,209	$429,202	$403,726
Cost of goods sold	45,593	46,181	136,429	130,299
Gross profit	106,068	94,028	292,773	273,427
Operating expenses
Selling	35,841	38,599	102,952	103,992
Marketing	23,472	28,529	64,779	68,778
General and administrative	37,120	35,529	105,703	107,292
Total operating expenses	96,433	102,657	273,434	280,062
Net income (loss) from operations	9,635	(8,629)	19,339	(6,635)
Other income, net
Interest income	2,315	2,926	6,510	8,603
Other income (expense)	9	2	5	(8)
Total other income, net	2,324	2,928	6,515	8,595
Net income (loss) before provision (benefit) for income taxes	11,959	(5,701)	25,854	1,960
Provision (benefit) for income taxes	3,213	(4,001)	10,111	1,125
Net income (loss)	$8,746	$(1,700)	$15,743	$835
Earnings attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$0.05	$(0.01)	$0.10	$—
Diluted earnings (loss) per share	$0.05	$(0.01)	$0.09	$—
Weighted-average shares outstanding—basic	163,665,566	170,168,732	162,942,689	170,161,922
Weighted-average shares outstanding—diluted	180,875,933	170,168,732	175,974,151	180,614,560

FIGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$15,743	$835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,478	4,848
Deferred income taxes	(1,455)	421
Non-cash operating lease cost	7,382	6,211
Stock-based compensation	21,683	32,618
Accretion of discount and accrued interest on available-for-sale securities	(2,981)	(4,720)
Changes in operating assets and liabilities:
Accounts receivable	(3,517)	(3,030)
Inventory	(35,474)	(4,356)
Prepaid expenses and other current assets	227	(7,965)
Other assets	440	(824)
Accounts payable	(4,018)	10,828
Accrued expenses	(7,629)	21,231
Accrued compensation and benefits	6,715	(1,905)
Sales tax payable	25	1,101
Gift card liability	414	(296)
Deferred revenue	3,696	1,723
Returns reserve	(656)	1,643
Income tax payable	(346)	(2,212)
Operating lease liabilities	(6,485)	(5,405)
Net cash provided by operating activities	242	50,746
Cash flows from investing activities:
Purchases of property and equipment	(5,305)	(13,658)
Purchases of available-for-sale securities	(185,857)	(191,379)
Maturities of available-for-sale securities	153,300	141,230
Other investing activities	(201)	—
Net cash used in investing activities	(38,063)	(63,807)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(2,688)	(7,277)
Proceeds from stock option exercises and employee stock purchases	1,318	268
Net cash used in financing activities	(1,370)	(7,009)
Net change in cash and cash equivalents	(39,191)	(20,070)
Cash and cash equivalents beginning of period	$85,645	$144,173
Cash and cash equivalents end of period	$46,454	$124,103

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of adjusted EBITDA to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income (loss) margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(in thousands, except margin)
Net income (loss)	$8,746	$(1,700)	$15,743	$835
Add (deduct):
Other income, net	(2,324)	(2,928)	(6,515)	(8,595)
Provision (benefit) for income taxes	3,213	(4,001)	10,111	1,125
Depreciation and amortization expense(1)	2,327	2,885	6,478	4,848
Stock-based compensation and related expense(2)	6,889	10,544	21,935	32,506
Adjusted EBITDA(3)	$18,851	$4,800	$47,752	$30,719

Net revenues	$151,661	$140,209	$429,202	$403,726
Net income (loss) margin(4)	5.8%	(1.2)%	3.7%	0.2%
Adjusted EBITDA Margin	12.4%	3.4%	11.1%	7.6%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) For the nine months ended September 30, 2025, reflects $171,000 of stock-based compensation expense and payroll taxes inadvertently not reflected in our previously disclosed Adjusted EBITDA results for the three months ended March 31, 2025.
(4) Net income (loss) margin represents net income (loss) as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Nine months ended September 30,
	2025	2024
	(in thousands)
Net cash provided by operating activities	$242	$50,746
Less: capital expenditures	(5,305)	(13,658)
Free cash flow	$(5,063)	$37,088

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of September 30, 2025 and 2024, respectively, net revenues per active customer as of September 30, 2025 and 2024, respectively, and average order value for the three and nine months ended September 30, 2025 and 2024, respectively, are presented in the following tables:

	As of September 30,
	2025	2024
	(in thousands)
Active customers	2,781	2,673

	As of September 30,
	2025	2024
Net revenues per active customer	$209	$205

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Average order value	$114	$108	$117	$112

FIGS, INC.
DISAGGREGATED NET REVENUES
(In thousands, except percentages)
(Unaudited)

The following table presents the disaggregation of the Company’s net revenues for the three and nine months ended September 30, 2025 and September 30, 2024:

	Three months ended September 30,		Change	Nine months ended September 30,		Change
	2025	2024	%	2025	2024	%
By geography:
United States	$127,343	$118,441	7.5%	$363,310	$346,801	4.8%
Rest of the world	24,318	21,768	11.7%	65,892	56,925	15.8%
	$151,661	$140,209	8.2%	$429,202	$403,726	6.3%
By product:
Scrubwear	$127,015	$117,219	8.4%	$353,999	$330,459	7.1%
Non-Scrubwear	24,646	22,990	7.2%	75,203	73,267	2.6%
	$151,661	$140,209	8.2%	$429,202	$403,726	6.3%

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com